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                                                                 EXHIBIT 15.2




November 14, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 14, 2003 on our review of interim financial information of Toyota Motor Credit Corporation (the "Company") as of and for the three-month and six-month periods ended September 30, 2003 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-84692,333-103406 and 333-103406-01).

Yours very truly,



/S/ PRICEWATERHOUSECOOPERS LLP